SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

13700 Progress Blvd.,

Alachua, Florida 32615

(386) 418-4018

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

AMENDED AND RESTATED 2002 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plans)

Stanley B. Stein

President and Chief Executive Officer.

13700 Progress Blvd.,

Alachua, Florida 32615

(386) 418-4018

(Name, Address and Telephone number of Agent for Service)

Copies to:

Darrell C. Smith, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(3)	AMOUNT OF REGISTRATION FEE(3)
Common Stock $0.01 Par Value	4,000,000 shares	$0.67	2,680,000	$105.32

(1)	The securities to be registered include options and awards to acquire common stock.
(2)	This Registration Statement registers 4,000,000 shares of Company common stock for issuance pursuant to the Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”), in addition to the 1,000,000 shares of Company common stock registered under the Plan on a Registration Statement on Form S-8 (reg. No. 333-110646), for a total of 5,000,000 shares issuable under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional number of shares as may be available under the Plans in the event of a stock dividend, stock split, recapitalization or other similar change to the Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 457(h)(1), the fee is calculated based on the average of the high and low closing price of the Company’s shares on May 6, 2008, a date within 5 business days prior to the filing of this registration statement.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) is being filed to register 4,000,000 additional shares of Company common stock for issuance under the Company’s Amended and Restated 2002 Stock Incentive Plan, as amended (the “Plan”), pursuant to General Instruction E to Form S-8.

The Plan was originally approved by shareholders in 2002. The Company previously registered the original 1,000,000 shares of common stock for issuance under the Plan on Form S-8 (Registration No. 333-110646, the “Registration Statement”). The Company’s shareholders approved an amendment to add an additional 500,000 shares in 2004 and the shareholders approved and additional 1.5 million shares and the restatement of the Plan in 2006 which encompassed other changes that had been approved by our Board. In addition, in 2008 an additional 2.0 million shares were added to the Plan and approved by our shareholders pursuant to a First Amendment to the Plan. Accordingly, the shares being registered hereby consist of (i) 500,000 additional shares of common stock approved by shareholders in 2004, (ii) 1,500,000 additional shares of common stock approved by shareholders in 2006, and (iii) 2,000,000 additional shares of common stock approved by shareholders in 2008.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement, on Form S-8 (No. 333-110646), previously filed on November 21, 2003 are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

ITEM 8 EXHIBITS.

Exhibit Number	Exhibit Description
4.1*	Oragenics, Inc. Amended and Restated 2002 Stock Option and Incentive Plan.(1)

4.2*	First Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan. (2)

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Kirkland, Russ, Murphy & Tapp, P.A.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*	Document has been previously filed with the Commission and is incorporated by reference.
(1)	Filed as Exhibit 10.1 to 10QSB/A filed on September 29, 2006.
(2)	Filed as Exhibit 4.2 to Form 8-K filed on April 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alachua, State of Florida this 6th day of May, 2008.

Oragenics, Inc.

By:	/s/ Stanley B. Stein
Stanley B. Stein
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Oragenics, Inc., hereby constitutes and appoints Stanley B. Stein, and Jeffrey D. Hillman, each their true and lawful attorneys-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons (or by their duly authorized attorney-in-fact) in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley B. Stein Stanley B. Stein	President, Chief Executive Officer and Director	May 6, 2008

/s/ Dotti J. Delfino Dotti J. Delfino	Chief Financial Officer and Principal Accounting Officer	May 6, 2008

/s/ Jeffrey D. Hillman Jeffrey D. Hillman	Chief Scientific Officer and Director	May 6, 2008

/s/ Richard Welch Richard Welch	Chairman of the Board and Director	May 6, 2008

/s/ Derek Hennecke Derek Hennecke	Director	May 6, 2008

/s/ Kevin H. Sills Kevin H. Sills	Director	May 6, 2008

/s/ Marc K. Siegel Marc K. Siegel	Director	May 6, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1*	Oragenics, Inc. Amended and Restated 2002 Stock Option and Incentive Plan.(1)

4.2*	First Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan. (2)

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Kirkland, Russ, Murphy & Tapp, P.A.

23.2	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

*	Document has been previously filed with the Commission and is incorporated by reference.
(1)	Filed as Exhibit 10.1 to 10QSB/A filed on September 29, 2006.
(2)	Filed as Exhibit 4.2 to Form 8-K filed on April 14, 2008.